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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-80147) pertaining to the 1993 Stock Option Plan, 1994 Directors' Stock Option Plan and Directors' Warrants of SigmaTron International, Inc. of our report dated June 25, 1999 with respect to the consolidated financial statements and schedule of SigmaTron International, Inc. included in the Annual Report (Form 10-K) for the year ended April 30, 1999.

                                                          /s/ Ernst & Young LLP

Chicago, Illinois
July 20, 1999